EXHIBIT 99.1



                                    AGREEMENT


      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of BEI Medical Systems Co., Inc. or any subsequent acquisitions or dispositions of equity securities of BEI Medical Systems Co., Inc. by any of the undersigned.


Dated:  January 11, 2000


                                    HOLLYBANK INVESTMENTS, LP



                                    BY:/s/ Timothy G. Caffrey
                                           Timothy G. Caffrey
                                           General Partner


                                    DORSEY R. GARDNER


                                    BY: /s/ Timothy G. Caffrey
                                            Timothy G. Caffrey, Attorney-in-Fact

                                    /s/ Timothy G. Caffrey
                                    Timothy G. Caffrey